Exhibit 10.4

PROMISSORY NOTE
This Promissory Note (Hereinafter "Note") is entered into by:
Shaun Passley 512 N. McClurg Ct Apt 602 Chicago, Illinois 60611 (Hereinafter "Lender")

&

Epazz, Inc. of 445 E. Ohio Suite 250 Chicago, Illinois 60611 (Hereinafter "Borrower")

1.           PROMISE TO PAY
The Borrower promises to pay to the Lender the total amount of eighteen thousand four hundred eighty-five ($18,485), together with interest payable on the unpaid principal at the rate of 15 percent per annum, compounded annually.
Payments will be delivered to the Lender's address 512 N. McClurg Ct Apt 602 Chicago, Illinois 60611 or such other address as may later be agreed upon by the parties.

2.           REPAYMENT
The amount promised under this Agreement will be repaid in full, as well as accrued interest thereon, if any, July 31, 2007.
Should the Borrower default in payment, the Borrower shall pay all costs, expenses and all reasonable legal costs incurred by the Lender, for the purpose of collection of this Promissory Note and including reasonable collection charges should collection be referred to a collection agency. These costs will be added to the outstanding principal and will become immediately due.

3.           MODIFICATION
No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

4.           BINDING EFFECT
Except as otherwise provided in this Note, all of the covenants, conditions, and provisions of this Note shall be binding upon the parties hereto and their respective heirs, personal representatives executors, administrators, successors, and assigns.

5.           HEADINGS
Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Note.

6.           BREACH OF NOTE
The parties acknowledge that no breach of any provision of the Note shall be deemed waived unless evidenced in writing. A waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Note.

7.           AMENDMENTS
This Promissory Note may be modified or amended by written agreement of both parties.

8.           GOVERNING LAW
This Agreement is governed by the statutory and case law of the State of Illinois. The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.
The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Note in its entirety.

Lender Information	Borrower Information
ShaunPassley	Epazz, Inc.
512 N. McClurg Ct. Apt. 602	445 E. Ohio Suite 250
Chicago, IL 60611	Chicago, Illinois 60611

Signature: /s/ Shaun Passley
Signature: /S/ Shaun Passley

9.   Signed July 31 ,2006.